Exhibit 10.1

WAIVER AGREEMENT AND AMENDMENT

This waiver agreement and amendment (the “Agreement”) is entered into as of the ___ day of March, 2023, by and between Crown Electrokinetics Corp., a Delaware corporation (the “Company”) and the investor signatory hereto (the “Investor”), with reference to the following facts:

A. Prior to the date hereof, pursuant to a Securities Purchase Agreement, dated as of October 19, 2022, by and between the Company and the Investor (the “Securities Purchase Agreement”), a senior secured note, dated as of October 19, 2022, by and between the Company and the Investor (the “Note”) and a warrant, dated as of October 19, 2022, by and between the Company and the Investor, the Company issued to the Investor (i) senior secured notes and (ii) a warrant to purchase common stock of the Company, par value $0.0001 (the “Common Stock”). Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement or the Note, as applicable.

B. The Company desires to issue shares of Common Stock in an “at-the-market” offering at the market price at the time of such issuance (the “ATM Offering”).

C. The Company and the Investor desire to waive Section 4(a)(xvi) of the Note, so that the Company may issue securities in the ATM Offering at a per share price lower than the Conversion Price (the “ATM Waiver”).

D. The Company and the Investor desire to waive Section 13(u)(i) of the Note in its entirety (the “Cash Test Waiver” and, together with the ATM Waiver, the “Waiver”).

E. The Company is offering the Investors the option to either:

a.	both (i) amend the Note such that the Conversion Price would hereafter be $0.536 and (ii) to amend the Securities Purchase Agreement (together, the “OID Amendments”) such that Section 1(c) of the Securities Purchase Agreement would be replaced in its entirety with the following:

“(c) Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers. Each Buyer shall pay approximately $600 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing, representing an Original Issue Discount (an “OID”) of 40%. Each Buyer and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount of $0.125 allocated to the Warrants and the balance of the Purchase Price allocated to the Notes, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.”; or

b.	amend the Securities Purchase Agreement (the “Stock Issuance Amendment) such that Section 1(c) of the Securities Purchase Agreement would be replaced in its entirety with the following:

“(c) Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers. Each Buyer shall pay approximately $650 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing, representing an Original Issue Discount (an “OID”) of 35%, and shall receve ___________ shares of Common Stock. Each Buyer and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount of $0.125 allocated to the Warrants and the balance of the Purchase Price allocated to the Notes, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.”

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Waiver & Amendments. The Waiver and, if and as applicable, the OID Amendments or (subject to Section 3 below) the Stock Issuance Amendment is/are effective as of the time of execution of this Agreement by both parties hereto.

2. Ratifications. Except as otherwise expressly provided herein, the Transaction Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

3. Effect of this Waiver and Amendment. This Agreement shall only be deemed to be in full force and effect from and after both the execution of this Agreement by the parties hereto and the execution of an agreement substantially identical to this Agreement by the Company and Investors. From and after the time this Agreement is in full force and effect, the provisions set forth herein shall apply to all Investors as if each such Investor were a party to this Agreement, regardless of whether or not any such party signs this Agreement or a substantially identical agreement. The parties agree that, in the case of the Stock Issuance Amendment, no shares will be issued to the Investor until Stockholder Approval (as defined in the Purchase Agreement) for the Stock Issuance Amendment is obtained; provided, that the Company shall use its reaosnable best efforts to obtain Stockholder Approval on or before June 30, 2023.

4. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, written or oral, with respect to such matters, which the parties acknowledge have been merged into the Agreement.

5. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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IN WITNESS WHEREOF, the Investor and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

Crown Electrokinetics Corp.

By:
	Name:	Doug Croxall
	Title:	Chief Executive Officer

[Signature Page to CRKN Waiver]

The Investor elects (choose one):

☐	not to amend the Note and the Securities Purchase Agreement in accordance with the terms of the OID Amendments or the Stock Issuance Amendment. (If this box is checked, the terms of the Note and the Securities Purchase Agreement will remain unchanged except as has been otherwise previously agreed to, and only the Waiver shall be effected.)

☐	to amend the Note and the Securities Purchase Agreement in accordance with the terms of the OID Amendments. (If this box is checked, the OID Amendments and the Waiver shall be effected.)

☐	to amend the Note and the Securities Purchase Agreement in accordance with the terms of the Stock Issuance Amendment. (If this box is checked, the Stock Issuance Amendment and the Waiver shall be effected.)

INVESTOR:

[ ]

By:
Name:
Title:

[Signature Page to CRKN Waiver & Amendment]